UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2013

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Arapahoe Avenue, Suite 9, Boulder, Colorado	80302
(Address of principal executive offices)	(Zip code)

  Registrant’s telephone number, including area code:   (303) 546-7946

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Reaffirmation and Ratification Agreement

On September 16, 2013, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), entered into a Reaffirmation and Ratification Agreement (the “RRA”) with YA Global Investments, L.P., a Cayman Islands exempt limited partnership (“YA”). In connection with the amendment, restatement and consolidation of the Prior Debentures and issuance of the Consolidated Debentures, as such terms are defined and described below, the RRA summarizes and affirms all amounts presently outstanding and owed by the Company to YA under all of the outstanding financing documents and debentures issued by the Company to YA (the “Financing Documents”). Pursuant to the RRA, the Company (i) ratified the terms of the Financing Documents and agreed that they remain in full force and effect, (ii) confirmed that the collateral rights granted to YA under the Financing Documents secure the obligations created thereunder, (iii) confirmed that the occurrence of an “event of default” under any of the Financing Documents would constitute an “event of default” under all of the Financing Documents, and (iv) agreed to execute and deliver to YA all such additional documents as reasonably required by YA to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein, and authorized YA to file any financing statements and take any other actions necessary to perfect YA’s security interests in any such collateral.

Consolidated Debentures

On September 16, 2013, the Company issued six (6) amended, restated and consolidated secured convertible debentures (the “Consolidated Debentures”) to YA. The Consolidated Debentures consolidated the principal and interest amounts outstanding under all of the outstanding secured convertible debentures previously issued by the Company to YA (the “Prior Debentures”), such that, upon the issuance of the Consolidated Debentures and cancellation of the Prior Debentures, the amount of outstanding debentures of the Company issued to YA decreased from twenty-seven (27) to six (6). All of the Consolidated Debentures have a maturity date of August 1, 2015, and all are substantially similar in form and substance with each other, and substantially similar to the common form and substance in which the Prior Debentures were originally issued.

Each of the Consolidated Debentures is convertible into shares of the Company’s common stock, at the option of the holder, at the lower of a fixed conversion price per share or a percentage of the lowest volume-weighted average price for a specified number of days prior to the conversion. Such conversion is limited such that the holder cannot exceed 9.99% ownership of the outstanding common stock, unless the holder waives their right to such limitation. All of the Consolidated Debentures are secured according to the terms of the RRA and other security and patent security agreements which provide YA with a security interest in substantially all of the Company’s and its subsidiaries’ assets. All of the Consolidated Debentures contain provisions for acceleration of principal and interest upon default.

Regarding the Consolidated Debentures: (1) Consolidated Debenture No. NEOM-42, in the principal amount of $4,795,185 was issued in exchange, transfer and replacement of portions of Prior Debenture Nos. CCP-1, CCP-2 and NEOM 4-1; (2) Consolidated Debenture No. NEOM-43 in the principal amount of $1,368,840 was issued in exchange, transfer and replacement of portions of Prior Debenture Nos. CCP-1 and CCP-2; (3) Consolidated Debenture No. NEOM-44 in the principal amount of $939,540 was issued in exchange, transfer and replacement of portions of Prior Debenture Nos. CCP-2 and NEOM 4-1; (4) Consolidated Debenture No. NEOM-45 in the principal amount of $17,547,522 was issued in exchange, transfer and replacement of portions of Prior Debenture Nos. NEOM 4-1, NEOM-1-1, NEOM-2008-1, NEOM-2008-2, NEOM-2008-3, NEOM-2008-4, NEOM-9-1, NEOM-9-2, NEOM-9-4, NEOM-9-5, NEOM-9-6, NEOM-9-7, NEOM-10-1, NEOM-10-2, NEOM-10-3, NEOM-10-4, NEOM-10-5, NEOM-11-1, NEOM-11-2, NEOM-12-2, NEOM-12-3, and NEOM-12-4; (5) Consolidated Debenture No. NEOM-46 in the principal amount of $6,132,262 was issued in exchange, transfer and replacement of portions of Prior Debenture Nos. NEOM 4-1, NEOM-1-1, NEOM-2008-1, NEOM-2008-2, NEOM-2008-3, NEOM-2008-4, and NEOM-9-1; and (6) Consolidated Debenture No. NEOM-47 in the principal amount of $3,858,742 was issued in exchange, transfer and replacement of portions of Prior Debenture Nos. NEOM-9-1, NEOM-9-2, NEOM-9-4, NEOM-9-5, NEOM-9-6, NEOM-10-1, NEOM-10-2, NEOM-10-3, NEOM-10-4, NEOM-10-5, NEOM-11-1, NEOM-11-2, NEOM-CF, NEOM-11-12, NEOM-12-2, NEOM-12-3, NEOM-12-4, and NEOM-12-6.

The foregoing description of the RRA and of the Consolidated Debentures does not purport to be complete and is qualified in its entirety by reference to the RRA and each of the Consolidated Debentures, copies of which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q. All of the Prior Debentures were filed with the United State Securities and Exchange Commission as set forth in the exhibit index to the Company’s latest Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Laura A. Marriott
Laura A. Marriott Chief Executive Officer

Date: September 19, 2013